UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2010

JINGWEI INTERNATIONAL LIMITED.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
333-122557 (Commission File Number)	20-1970137 (IRS Employer Identification No.)

Room 701-702, Building14, Keji C. Rd.,2nd,Software Park,

 Nanshan District,

 Shenzhen, PRC 518057
(Address of principal executive offices and zip code)

+86 1085251198
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 2, 2010, Jingwei International Limited announced the appointment of Mr. Yong Xu as Chief Financial Officer effective February 23, 2010.

Mr. Xu is a Certified Public Accountant (CPA) and a CFA Charter Holder in the US. He brings to Jingwei over 10 years of senior financial planning and accounting management, investment analysis, and financial audit experience in multi-national companies in the US and in China.  Prior to joining Jingwei, Mr. Xu was VP and CFO of CNC Development Ltd. (OTCBB: CDLVF; “CNC”), an emerging leader in the planning, construction and financing of urban infrastructure projects in China from August 2008 to January 2010.  In this position, Mr. Xu led CNC’s predecessor Sing Kung Ltd. to merge with InterAmerican Acquisition Group Inc, resulting in the merged company trading on the OTC Bulletin Board in September 2009.  Prior to CNC Development Ltd., he served as a senior financial executive at GWA Capital Partners LLC. (an investment hedge fund) in California from June 2007 to July 2008.  Mr. Xu’s other experience includes serving as the lead auditor in a number of public company client engagements in the Los Angeles office of Deloitte & Touche LLP from prior to March 2005 to June 2007. Prior to that, Mr. Xu was an Accounting Supervisor for Metro-Goldwyn-Mayer, Inc. in Los Angeles.

The Company and Mr. Xu have executed a letter agreement (the “Employment Agreement”) setting forth certain terms of his employment. In accordance with the Employment Agreement, Mr. Xu will receive a base salary of RMB 56,667 per month and an initial grant of 150,000 options to purchase common stock of the Company at an exercise price equal to $2.05 per share, the closing price on February 23, 2010 on the OTC BB.  Such options vest over a two year period, with the first 50,000 options vesting upon satisfactory completion of Mr. Xu’s first month of service and 25,000 options vesting on each of July 31, 2010, January 31, 2010, July 31, 2010 and January 31, 2011, and certain other restrictions apply to the transfer of the shares related thereto.

Mr. Xu has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Xu had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits

99.1           Press release dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Rick Luk
Name:	Rick Luk
Title:	Chief Executive Officer

Dated: March 2, 2010